Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in this Amendment No. 1 to the Registration Statement on Form S-1 and related prospectuses of Hedgepath Pharmaceuticals, Inc. dated July 22, 2015 and to the inclusion therein of our report, dated February 13, 2015, with respect to the financial statements of HedgePath Pharmaceuticals, Inc. included in its Form 10-K filed February 13, 2015 with the Securities and Exchange Commission.

/s/ CHERRY BEKAERT LLP

Tampa, Florida

July 22, 2015